Supplement to Prospectus Dated May 19, 1997

                                                         Dated: October 14, 2002
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                        3,450,000 shares of Common Stock
           (Issuable upon the exercise of Class B Redeemable Warrants)

                          BENTLEY PHARMACEUTICALS, INC.

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               Bentley  Pharmaceuticals,  Inc. (the  "Company") has extended the term of each of the Company's Class B Redeemable Warrants (the "Class B Warrants") by an additional 365 days. The Warrant Expiration Date shall now mean 5:00 P.M. (New York time) on December 31, 2003, extended from the original expiration date of February 14, 2001 and the interim expiration dates of August 14, 2001 and December 31, 2002. Each Class B Warrant may be exercised by the holder thereof at any time before the new Warrant Expiration Date, upon the terms and subject to the conditions set forth in the Warrant Agreement, dated February 14, 1996, by and between the Company and American Stock Transfer & Trust Company.